UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2009
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2361 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Peerless Systems Corporation (“Peerless”) and Timothy Brog, the Chairman of Peerless’  Board of Directors,  have entered into an agreement, dated December 18, 2009 (the “Agreement”), with Highbury Financial Inc. (“Highbury”)  pursuant to which Peerless has withdrawn (i) its nomination of Mr. Brog to Highbury’s board of directors at the 2009 annual meeting of Highbury stockholders (the “Annual Meeting”) and (ii) its intent to propose at the Annual Meeting resolutions to eliminate Highbury’s classified board and poison pill.

Under the Agreement, Peerless and Mr. Brog will (i) cease all of their proxy solicitation efforts with respect to the Annual Meeting, (ii) not vote any proxies obtained by them for the Annual Meeting, (iii) vote all of their shares of Highbury common stock in favor of the election of Highbury’s nominees, (iv) vote all of their shares in accordance with the recommendations of the Highbury board of directors with respect to the proposed merger as currently proposed (the “Merger”) of Highbury into a wholly-owned subsidiary of Affiliated Managers Group, Inc. (“AMG”), (v) waive their appraisal and dissenters’ rights with respect to the Merger and (vi) not take any action in opposition to the recommendations or proposals of the board of directors of Highbury or to effect a change of control of Highbury.

The Agreement further provides that if the Merger is not completed on or before July 16, 2010, or the merger agreement between Highbury and AMG with respect to the Merger (the “Merger Agreement”) is terminated, then the board of directors of Highbury will take all necessary action to appoint Mr. Brog to serve on the Highbury board of directors for a term expiring at the 2012 annual meeting of stockholders.  Highbury also has agreed to reimburse Peerless for $200,000 of its expenses incurred in the proxy contest with respect to the 2009 annual meeting of stockholders.  The parties also have agreed to customary mutual releases, covenants not to sue and non-disparagement provisions.

The Agreement will terminate upon the earliest of (i) the mutual agreement of the parties, (ii) consummation of the Merger, (iii) August 13, 2010 or (iv) the termination of the Merger Agreement.  The mutual releases and covenants not to sue will survive such termination.

The foregoing description of the Agreement is qualified in its entirety by the Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01  Other Events

On December 21, 2009, Peerless issued a press release regarding the Agreement. A copy of such release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 8.01 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to such information.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Agreement, dated as of December 18, 2009, among Highbury Financial Inc., Peerless Systems Corporation and Timothy E. Brog.

Exhibit 99.1	Press Release of Peerless Systems Corporation, dated December 21, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: December 21, 2009	By:	/s/ William Neil
		Name:	William Neil
		Title:	Acting Chief Executive Officer and Chief Financial Officer